NOTE: The symbol ***** indicates where confidential portions have been omitted and filed separately with the Securities and Exchange Commission.


                              COOPERATION AGREEMENT

This Cooperation Agreement has been entered into as of this 3lst day of October 1996,

By and between

SAT (Societe Anonyme de Telecommunications)
Networks and Telecommunications Division
11 rue Watt
B.P. 370
75626 PARIS CEDEX 13
FRANCE

hereinafter referred to as "SAT"

and

INNOVA
Gateway North, Building 2, 3325 South 116th Street, Seattle,
Washington, 98168
USA

hereinafter referred to as "INNOVA"

WITNESSETH

WHEREAS since October 1992, the parties have led a fruitful cooperation in relation with the development, manufacture and commercialization of digital high frequency radiolinks, starting from INNOVA's design known as XP3 design.

WHEREAS INNOVA, on the basis of a new design, known as "XP4 design" is engaged in the process of developing digital high frequency radio links in the frequency range 13/38 GHz with bit rates 2 x 2, 4 x 2 and 8 x 2 Mbit/s.

WHEREAS SAT has completed the design or QPSK and 16-QAM modems operating a( 34 Mbps.

WHEREAS the Parties wish now to pursue their cooperation with the intention to make available to both of them a comprehensive range of high frequency radiolinks and - to that effect - enter into a cooperation agreement providing for coordinated development of products and grant of distribution fights and manufacturing licenses by each Party to the other to manufacture and/or commercialize products of said range when developed.

        NOW THEREFORE, in consideration of the aforesaid premises and initial covenants expressed in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by SAT and INNOVA. the Parties hereto agree as follows:

                              31/10/96    Page                                 1

ARTICLE I - DEFINITTONS

Capitalized terms used herein have the following meanings:

1.1 "Products" shall mean die digital high frequency radio links (comprised of a SIU unit, an ARU unit and an antenna), as well as the Hitless Feature and the Supervisory System, whose development is complete or is to be achieved hereunder by either of the parties with frequency ranges and with bit rates as defined in Annex 1, and with the specifications; of Innova developed Products described in Annex 2 of the Master Purchase Agreement, and the specifications of SAT developed Products described in Annex 5.

1.2      "SIU unit" shall mean the indoor unit of each Product.

1.3 "ARU unit" shall mean the outdoor unit of each Product (excluding antenna).

1.4 "Hitless Feature" shall mean the hitless protection function to be developed by SAT hereunder for enhancing a number of the Products as listed in Annex 1, the specifications of which are set forth in Annex 5.

1.5 "Supervisory System" shall mean the software to be developed by SAT hereunder for the purpose of allowing management of a network composed of Products, the specifications of which are set forth in Annex 5.

1.6 "Development Program" shall mean the obligations of each of the parties to exert their commercially reasonable efforts toward achieving or completing the respective development of tasks assigned to them under Annex I as to the Products, the Hitless Feature and the Supervisory System.

1.7 "IPR" (Intellectual Property Rights) shall mean patents, patent applications registered or unregistered designs, copyrights and all other intellectual property protection (other than trademarks) wherever in the world enforceable.

1.8 "Foreground Technology" shall mean all technical information generated by the parties after the date of this Agreement pursuant to the Development Program and all IPR issuing therefrom, pertaining to the Products and Improvements thereto.

1.9 "Background Technology" shall mean any technical information, including all IPR pertaining thereto existing at the date of this Agreement. that is directly relevant to the Development Program but excluding any Foreground Technology.

1.10 "INNOVA Developed Products" includes those Products as to which development responsibility is assigned to INNOVA under Annex I (excluding 13 GHz Products if INNOVA is released from responsibility therefore under footnote 2 to Annex 1).

1.11 "SAT Developed Products" includes those Products as to which development responsibility is assigned to SAT under Annex 1.

ARTICLE 2 - OBJECTIVES

        The following objectives are the basis of the cooperation between the Parties and shall govern the interpretation and implementation of the terms of this Agreement:

        (i) to reduce the investments required by each Party in research and development and in setting up and maintaining commercial marketing and distribution networks.


                              31/10/96    Page                                 2

         (ii) to increase the sales of both Parties by enabling each Party to add the other's range of Products to its own.

ARTICLE 3 - DEVELOPMENT PROGRAM

3.1 Each Party shall exert commercially reasonable efforts to complete the development activities allocated to it in Annex I in accordance with the Time Schedule set forth in the same Annex. Failure to comply with the said Time Schedule and cost objectives shall not be deemed a breach of or have any other consequences under this Agreement (except as stated in Section 9.2(i)), provided the non-complying party actually exerted commercially reasonable efforts to reach compliance.

3.2 In connection with their respective development activities under this Agreement, the Parties shall, to the extent commercially reasonable, endeavour to maximize compatibility and commonality in Product design and component standardization and to adopt a common Product architecture, common technological solutions and a common approach to mechanical designs and standards to the end that Products will be compatible with the different practices used in each Party's domestic market.

3.3 SAT also agrees to assist INNOVA, at INNOVA's request, for the purpose of optimizing the design of tile INNOVA Developed Products. preparing their manufacturability and the incorporation of tile Hitless Feature, by sending experts at INNOVA's request to INNOVA's location for periods to be mutually agreed.

3.4 To insure maximum efficiency in carrying-out the Development Program activities and facilitate the communication of relevant information and experiences between them, tile efforts of the Parties will be guided and coordinated through a Coordinating Committee which will be organized and function as hereinafter provided in Article 8 below.

3.5 All development costs and expenses incurred by each party in performing tasks allocated to it under tile Development Program shall be borne by that Party, except that for experts sent by SAT in accordance with paragraph 3.3 above, INNOVA shall reimburse SAT for expenses thus incurred at cost (salaries, social charges, travel, lodging and subsistence).

3.6     Quality-Assurances

(i) Audits:

         Each party may at any reasonable time carry out QA audits in other Party's and/or other Party subcontractor's facilities in order to assess the conformance level of that Party to international Quality Standards ISO 9001 and/or ISO 9002. The auditing Party shall give to the other one reasonable prior notice of the dates oil which these audits will take place. All audits and inspections shall be performed in such a manner as not to delay (lie current work of the Audited Party.

         (ii) Design Evaluation and Control:

         Verification of design prototypes in accordance with mutually agreed specifications and test level will be accomplished through periodic design reviews. These reviews will be held as needed and will be attended by those functions necessary to adequately ensure design compliance.

         Prior to these reviews and not later than two (2) weeks before, the Party in charge of the design will have made available the relevant test reports to the other Party.


                              31/10/96    Page                                 3

ARTICLE 4 - OWNERSHIP OF TECHNOLOGY - RIGHT OF USE FOR DEVELOPMENT

         Each Party will retain all IPR in its existing Background Technology and in the Foreground Technology developed by that Party hereunder, including the Improvements referred to in paragraph 6.5 below. Each Party will also be entitled to ownership of all IPR in any Foreground Technology developed jointly by the Parties hereunder with respect to the Products.

         To the extent necessary or useful for the performance of other Party's obligations under the Development Program, each Party's Background Technology and Foreground Technology shall be made available to such other Party and such other Party is granted a temporary license to use the same on a cost-free basis for the limited purpose of performance of its obligations under the Development Program. With regard to the other Party's use thereof for manufacturing purposes, provisions of Article 6 herebelow shall apply.

ARTICLE 5 - DISTRIBUTION RIGHTS

5.1 For each Product whose development is complete and manufacture started by the Party to which its development is allocated by Annex I (in this Article the "Supplying Party") said party hereby appoints the other party (in this Article "the Purchasing Party") as its distributor as follows :

         SAT shall have (i) exclusive distribution rights to the Products in SAT's exclusive territories (as defined below) and (ii) subject to specific arrangements for U.K. described below, non exclusive distribution rights to the Products in the rest of the world except INNOVA's exclusive territories (as defined below).

         SAT's exclusive territories include France (including DOM-TOM), Andorra, Monaco, Hungary, Poland and Italy. Accordingly, INNOVA shall not sell itself the Products and, to the extent it may legally do so, shall not permit any reseller of Products, whether on an OEM, private label or distribution basis to (i) advertise the Products or canvas or solicit orders for the Products (ii) open branches for the supply and/or support of the Products or (iii) maintain distribution depots for the Products, in SAT's exclusive territories. INNOVA recognizes SATs right to enter into distribution agreements for the Products with third parties in non-exclusive territories.

         INNOVA shall have (i) exclusive distribution rights to the Products in INNOVA's exclusive territories (as defined below) and (ii) subject to specific arrangements for U.K. described below, non exclusive distribution rights to the Products in the rest of the world except SAT's exclusive territories.

         INNOVA's exclusive territories include USA, Canada. New-Zealand, Australia and Mexico. Accordingly, SAT shall not sell itself the Products and, to the extent it may legally do so, shall not permit any reseller of Products, whether on an OEM. private label or distribution basis to (i) advertise the Products or canvas or solicit orders for the Products (ii) open branches for the supply and/or support of the Products or (iii) maintain distribution depots for the Products, in INNOVA's exclusive territories. SAT recognizes INNOVA's right to enter into distribution agreements for the Products with third parties in non-exclusive territories.

         Specific arrangements for U.K.:

         INNOVA retains the right to appoint its subsidiary "INNOVA Europe Limited." as exclusive distributor of INNOVA developed Products in U.K. but undertakes to cause "INNOVA Europe Limited." to supply, subject to the terms and conditions or this Agreement taken as a whole, INNOVA Developed Products on a non-exclusive basis to SAT as an authorized reseller for U.K.

         On its part, SAT does not grant INNOVA the right to distribute SAT Developed Products in U.K. but undertakes to supply, subject to the terms and conditions of this Agreement taken as a whole, SAT Developed Products on a non-exclusive basis to "INNOVA Europe Limited." as an authorized reseller for U.K.


                              31/10/96    Page                                 4

         Provisions of Section 5.4. below as well as the pricing and other Wins and conditions set forth in Annex 2 hereof shall apply to transactions hereabove contemplated between SAT and "INNOVA Europe Limited."

5.2 Products to be supplied by the Supplying Party to the Purchasing Party hereunder shall be supplied for a price (hereinafter "Transfer Price") representing an agreed percentage of the market price (hereinafter "Market Price") determined by the parties for each of the Products.

         Annex 2 hereto sets forth the agreed percentages for calculating the Transfer Price, based on the Market Price of such Product as mutually determined by the Parties for the first twenty-four months after the effective date of this Agreement. Thereafter for each successive period of twelve: (12) months during the term of this Agreement and thirty
         (30) days before expiration of the current period, the Parties shall meet and review the available market data and determine in good faith the Market Price of each Product applicable for the new twelve months period. In addition, the Parties may agree to review the Transfer Prices at any other time, but no earlier than twelve (12) months after the effective date of this Agreement. The conclusions of each such meeting shall be reduced to writing in the form of an amendment to this Agreement concerning the Transfer Prices.

         The Transfer Price for each Product is meant "CIP airport of final destination" (Seattle or Paris airport as the case may be) according to 1990 Incoterms of the International Chamber of Commerce.

         US dollar shall be the accounting, invoicing and payment currency for all transactions effected under this Article.

5.3 Notwithstanding any other provisions of this Agreement, in no event shall the Supplying Party grant to any reseller of Products sold by the Supplying Party, whether on an OEM, private label or distribution basis, pricing or other terms and conditions of purchase more favorable than those granted to the Purchasing Party under like circumstances without offering immediately those more favorable terms and conditions as to subsequent transactions with the Purchasing Party.

5.4 The Purchasing Party shall sell the Products under trademarks and product names of the Purchasing Party or the Purchasing Party's customers. To that effect, the Supplying Party agrees that all Products supplied by the Supplying Party shall bear such logos and trademarks as instructed by the Purchasing Party.

         Nothing contained in this Agreement shall be construed as granting either Party a license under any trade marks and trade names of the other Party without the prior written consent of that Party.

5.5 Additional terms and conditions applicable to the purchase of Products hereunder are set forth in Annex 2. Unless otherwise agreed in relation to a specific project and acknowledged by both parties in writing, the terms and conditions set forth in this Article 5 and Annex 2 hereto shall be applicable to all orders for the purchase of Products. Such terms and conditions shall apply in preference to and supersede any terms and conditions referred to hi the Purchasing Party's purchase orders or the Supplying Party's conditions of sale.

ARTICLE 6 - MANUFACTURING LICENCES

6.1 Subject to the limitations and conditions set forth below, each Party hereby grants to the other party (in this Article "the Licensed Party") licenses (which licenses shall be exclusive with respect to each Party's exclusive territories) (without right to sublicense) to use, solely in the respective exclusive territories of the Licensed Party as described in Article 5. 1, the Background and Foreground Technology owned by the First Party (in this Article "the Licensing Party") for the sole and only purpose of manufacturing (partially or entirely) per paragraph 6.2, (lie Product developed by the Licensing Party.



                              31/10/96    Page                                 5

         Such licenses include the right of direct access to manufacturers of custom design parts or components included in the Products, the right to make adaptations, enhancements and improvements to the object of the license as well as the right to have boards or subassemblies manufacturing subcontracted worldwide and the right to sell the Products so manufactured (and to sublicense the Supervisory System) on an exclusive or non-exclusive basis respectively in the exclusive and non exclusive territories allocated to the Licensed Party in Article
         5. 1.

6.2 The licenses thus granted are either "unconditional", meaning that they may be exercised by the Licensed Party at any time after completion of development of the object of the license ("Unconditional Licenses") or "conditional", meaning that they may not be exercised until certain circumstances have taken place as described in more detail in subparagraph (b) below ("Conditional Licenses").

         (a) Unconditional Licenses include

         (i) a license from INNOVA to SAT to use the interfaces and all Background and Foreground Technology pertaining to the SIU and the SIU-to-ARU interface developed by INNOVA for the INOVA Developed Products, for the purpose of developing any product below 15 GHz. This license will become a license for the purpose of manufacturing any product below 15 GHz within SAT's exclusive territories as soon as all the information, specified in Annex 3, relevant to the license of the 16,x2 M/s 13 GHz, product as described in (a) (ii) is given by SAT to INNOVA.

         (ii) a license from SAT to INNOVA to use the interfaces and all Background and Foreground Technology pertaining to the SIU and the SIU-to-ARU interface developed by SAT for the SAT Developed Products, for the purpose of deve1oping and manufacturing any product above 15 GHz within INNOVA's exclusive territories.

         (iii) a license from INNOVA to SAT to use INNOVA's Background and Foreground Technology pertaining to 18/23/26/38GHz Products with bit rates 2 x 2, 4 x 2 and 8 x 2 for tile purpose of manufacturing in France and installing in France quantities of the above defined Products which do not exceed oil a quarterly basis thirty percent (30%) of SAT's quarterly sales of radio links.

         (iv) a license front SAT to INNOVA to use for all purposes SAT's Background and Foreground Technology pertaining to the Hitless Feature.

         (v) a license from SAT to INNOVA to use for all purposes SAT's Background and Foreground Technology pertaining to the Supervisory System (object code and such portion of the source code which is relevant to INNOVA's applications).

         (b) Conditional Licenses include :

         (i) a license from INNOVA to SAT to use INNOVA's Background and Foreground Technology pertaining to 13 and 15 GHz Products with bit rates 2 x 2, 4 x 2 and 8 x 2 for the purpose of manufacturing such Products in France.

         (ii) a license from INNOVA to SAT to use INNOVA's Background and Foreground Technology pertaining to 18, 23, 26 and 38 GHz Products with bit rates 2 x 2. 4 x 2 and 8 x 2 for the purpose of manufacturing in France quantities of the above derailed Products without the quantity limitations set forth for the same tinder (a)(iii) above (Unconditional License).

         (iii) a license from SAT to INNOVA to use SAT's Background and Foreground Technology pertaining to 7, 8, 13 and 15 GHz Products with bit rates 8 x 2 and 16 x 2 (I + 1) for the purpose of manufacturing such products in the U.S.A.

         (c) Exercise Rights for Conditional Licenses


                              31/10/96    Page                                 6

         The rights under the licenses described in (b)(i) above they be exercised by the Licensed Party only after SAT has placed with INNOVA in the framework of a master purchase agreement to be concluded immediately upon signature hereof (the Master Purchase Agreement), accepted deliveries for and fully paid for purchase orders specifying the supply of an aggregate quantity of at least ***** (*****) terminals with bit rata (es 2 x 2, 4 x 2 and 8 x 2 upon terms and conditions set forth in Article 5 and Annex 2 hereof.

         Subject to the cure provisions below, the rights under each of the licenses described in (b)(ii) and (iii) above may be exercised by the Licensed Party only after one (or more) of the following conditions has taken place and only with respect to the particular Product(s) to which the following conditions pertain:

         - discontinuation of manufacture by the Licensing Party of any Product to which the Conditional License applies, and of which the Licensed Party has either ordered and paid for more than ***** units in the six months preceding discontinuation. or has continued -- within one month after the Licensing Party's notice of planned discontinuation -- to purchase more than ***** units within 12 months following such notice.

         - delay (for any reason other than as specified in Section 10.2) of at least three (3) months after the agreed shipment date in the delivery to the Licensed Party of at least twenty five percent (25 %) of the agreed quantities of Products to which the Conditional License applies and for which a purchase order has been placed and acknowledged under Article 5.

         - refusal (or lack of acknowledgment for a period exceeding 21 days) of a purchase order placed by the Licensed Party under and in accordance with the provisions of Article 5, except under the circumstances in which rejection is permitted by Annex 2.

         - a failure to comply with the "most favoured customer" clause set forth in Article 5.3 in respect of any Product(s) to which the Conditional License applies,

         - an imposition of Transfer Prices exceeding those currently stated in Annex 2, unless mutually agreed upon.

         - When a new ETSI standard becomes applicable, and after discussions between the Parties to determine how and at what Market and calculated Transfer Price the Product to which the Conditional License applies can be inside compliant to this new ETSI standard, one of the following conditions has taken place :

             - the Product can be made compliant at the agreed recalculated Transfer Price, yet two (2) months after the Licensed Party's requests, the Licensing Party has not confirmed in writing its intention to make the Product compliant with the new ETSI standard; or

             - the Product can be made compliant at the agreed recalculated Transfer Price, yet the Product is not compliant nine (9) months after the date when the new ETSI standard becomes applicable.

             For the purpose of this provision the relevant ETSI standards shall be those cited in Annex III of the Master Purchase Agreement.

         None of the above conditions shall result in a Conditional License becoming exercisable unless, thirty (30) days after receipt by the Licensing Party of a written notice to remedy such condition, the Licensing Party has not cured such condition.

         None of the above conditions shall result in a Conditional License becoming exercisable if the condition has taken place with respect to a quantity of Products having an aggregate purchase price below ***** (*****) US Dollars in any single incident.


                              31/10/96    Page                                 7

         None of the above conditions shall result in a Conditional License becoming exercisable as long as the Licensed Party is in a state of material breach of this Agreement.

6.3. In order to allow each Licensed Party to exercise without delay its rights under the Unconditional or Conditional Licenses granted to it as set forth in paragraphs 6.1 and 6.2 above as soon as authorized under this Agreement, each Licensing Party undertakes to deliver to the Licensed Party as soon as available (and at the latest one month after first manufacturing release of the corresponding Product) all technical data (and thereafter any amendments thereto) required for the proper exercise of such rights in the form and language in which they exist in the Licensing Party's files. Such technical data shall include at a minimum the information listed in Annex 3 hereto.

         In addition to the technical data, the Licensing Party shall make available to the Licensed Party on request reasonable technical assistance for the purpose of assisting the Licensed Party in starting its manufacture of Licensed Products. Financial and other conditions of such assistance shall be mutually agreed in advance. All the costs (salaries, benefits, travel, lodging and subsistence when applicable) of Innova staff sent to SATs locations at SAT's request to support SAT for the grant of licenses by Innova to SAT shall be paid by SAT.

         Each Licensed Party acknowledges and agrees that technical data received from the Licensing Party in respect of Products to which a Conditional License applies may not be used for commercial production or any other purpose unless and until one (or more) of the conditions precedent to such use as defined in paragraph 6.2 above takes place.

6.4 If a Licensed Party manufactures and sells Products without having the right to do so under any of the above Conditional Licenses, and thirty
         (30) days after receipt of the Licensing Party's written notice by the Licensed Party that a violation of any of the Conditional Licenses has occurred, the Licensed Party manufactures and sells 100 additional terminals, then the Licensed Party shall pay to the Licensing Party a penalty of $5,000,000. It is thereby agreed that this penalty is a reasonable compensation for the minimum damages estimated to be suffered by the Licensing Party in such a case and shall be the entire compensation for the manufacture and sale of (terminals after receipt of the notice by the Licensed Party, provided however that nothing in this paragraph shall be construed to limit the Licensing Party's right to pursue any remedies it may have under the terms of this Agreement or in equity for any other breach of this Agreement including, but not limited to, damages incurred as the result of terminals manufactured and sold by the Licensed Party in violation of any of the conditional Licenses prior to receipt of the notice described herein; and provided further that the Licensed Party shall not be liable for damages for the manufacture and sale of less than 100 terminals prior to receipt of said notice and that manufacture and sale of less than 100 terminals shall not be grounds for the termination of this Agreement. Upon payment of the penalty, both Parties agree to resume enforcement of all provisions of this Agreement, it clearly being understood that if the penalty has not been paid within 30 days after demand by the Licensing Party, the Licensing Party may, in its sole discretion, terminate the Agreement.

6.5 In consideration of the Licenses granted to it, each Licensed Party agrees to pay to the Licensing Party for each Unconditional or Conditional License (except for the reciprocal licenses pertaining to the SIU-to-ARU interfaces defined for the Products and the SIU unit and mentioned in (a) (i) and (ii) above, for which no payments are required):

         (i) a lump sum upon receipt of the full set of technical data required for exercising its rights under such licenses and

         (ii) for the initial term of this Agreement, a percentage or per unit royalty proportionate to sales.

         The lump sum and royalty applicable to each Unconditional or Conditional License and the terms and conditions under which payments are to be circulated and retained to the Licensing Party are set forth in Annex 4 hereto.


                              31/10/96    Page                                 8

6.6 Throughout the term of this Agreement, each Party shall inform the other Party of improvements, adaptations or enhancements ("Improvements") which it makes to its own Products as well as to Products manufactured under (lie other Party's license, as soon as such Improvements have been introduced into its serial production at its manufacturing facilities. Information pertaining to Improvements shall be delivered in the form of additions to or modifications of the technical data referred to in paragraph 6.3 above and each Party receiving it shall be entitled to use the corresponding Improvements in its manufacturing and selling activities to the same extent and under the same circumstances as it is entitled to manufacture and sell the Product to which the Improvements relate under the terms and conditions set forth in this Article.

         Under no circumstances shall the Parties have any obligation to provide information with respect to, nor shall this Agreement have any application to, any technological improvements associated with any new product or product line having design. functionality or performance characteristics materially different from the Products as specified in Annex 2 of the Master Purchase Agreement and Annex 5 of the Cooperation Agreement.

6.7 Each Party disclaims any warranty or duty to indemnify with respect to any future claim or suit against the other Party for infringement of patents, copyrights and the like owned by third parties in connection with the other Party's use of the first Party's Foreground or Background Technology under the manufacturing licenses.

         In the event that either Party is sued or thereafter with a suit for any alleged infringement of a third party's patents, copyrights or the like on account of such Party's use in the manufacture, sale, operation or other utilization of Background or Foreground Technology of the other Party, the first Party shall promptly notify the other Party thereof in order that the latter may assist in the defense and settlement of such litigation.

ARTICLE 7 - INTERTRADING

7.1 Each Party shall make available to the other Party on terms and conditions to be agreed upon the subsystems, modules and piece parts or its manufacture which are included in its Products.

7.2 Each Party shall use all commercially reasonable efforts to ensure that where component parts and/or software modules specifically designed for the Products arc to be procured from third parties, the same shall be available to the other Party on terms not less favourable than those granted to the first Party.

ARTICLE 8 - COORDINATING COMMITTEE

8.1 The cooperation among the Parties shall be coordinated by a Coordinating Committee composed of representatives of the Parties, which shall supervise and coordinate all aspects of the cooperation contemplated by this Agreement.

         Each Party shall appoint two (2) representatives and an even number of alternates. Each Party may replace its representatives and alternates. Each Party shall have one vote on the Coordinating Committee whose decisions shall be taken unanimously. Meetings of the Coordinating Committee shall in principle be held alternatively at the location or each Party, every two months.

8.2 The Coordinating Committee shall issue and distribute to the Parties periodic reports on the progress of work in relation with the Development Program including information on technical standards, technical specifications, time schedule or implementation, manufacturing cost of the Products or other relevant issues and ensure that the technical data resulting from each Party's activity under the Development Program are regularly and timely communicated to the other Party as provided for in paragraph 6.3 above.


                              31/10/96    Page                                 9

8.3 The Coordinating Committee in its discretion may appoint, for the purposes of carrying on its various tasks and functions, special committees or task Forces composed of persons who may or may not be members of the Coordinating Committee, but who will report thereto.

8.4 The Party at whose location the meeting is to be held shall have the responsibility to prepare the meeting of the Coordinating Committee, propose the agenda and draft the report for approval by the other Party.

8.5 The Coordinating Committee shall, to the extent possible, resolve any conflicts among the Parties and refer to the head management of each of the Parties any subsisting disputes. The Coordinating Committee shall also be responsible for making to the Parties recommendations about re-allocation of tasks and corresponding amendments to this Agreement, in the event that circumstances so require.

ARTICLE 9 - TERM

9.1 This Agreement shall be effective and shall constitutes a binding agreement immediately upon signing by both Parties, without need for further action. Unless terminated earlier as provided in 9.2 below, this Agreement shall remain in force for a term of five (5) years and thereafter continue for successive periods of five (5) years, unless terminated by not less than one (1) year's prior written notice indicating a Party's decision to terminate at the end of the initial term or of any subsequent term, provided that upon expiration of the initial Term of this Agreement, all licenses herein granted which have become exercisable in accordance with the terms hereof prior to such expiration shall be deemed perpetual and fully paid tip Unconditional Licenses.

9.2 A Party may terminate this Agreement upon three (3) months prior written notice if:

         (i) If by the end of the first twenty four (24) months period after the effective date hereof (subject to Section 10.2), the tasks allocated to the other Party under the Development Program have not been substantially achieved. A task is described substantially achieved when a prototype has been built and tested to demonstrate its compliance with a mutually agreed specification or with a relevant ETSI standard when existing, or

         (ii) In the event that the other party this to pay on the due date the price of Products purchased hereunder and/or lump sums or royalties payable under the manufacturing licenses herein granted and such failure has not been remedied sixty (60) days after receipt of a written notice from the first party, or

         (iii) If the other Party this to perform or observe any other material obligation or restriction imposed by the Master Purchase Agreement or this Cooperation Agreement and such failure has not been remedied sixty
         (60) days after receipt of a written notice from the First party.

9.3 In the case of termination permitted under subparagraph 9.2. (i) above, the distribution rights and manufacturing licenses granted hereunder which have become exercisable in accordance with the terms hereof prior to such termination shall remain in force to the extent necessary to permit the terminating or terminated Party to fulfill any outstanding contracts with or commitments to its customers, for delivery of products within 12 months of termination, subject in the case of manufacturing licenses to the continued payment of royalties provided for under Annex 6 hereto. In the event of termination permitted under subparagraph 9.2 (ii) or (iii) above, the distribution rights and manufacturing licenses granted to the terminated Party except for the right to fulfill outstanding contracts., shall terminate forthwith, and the distribution rights granted to the terminating Party shall survive termination until expiration of the current five (5) years period mentioned in paragraph 9.1. above and all manufacturing licenses granted to the terminating Party and which have become exercisable in accordance with the terms hereof prior to such termination shall be deemed perpetual and fully paid tip Unconditional Licenses.



                              31/10/96    Page                                10

ARTICLE 10 - GENERAL

10.1     Confidentiality

         The Parties acknowledge that by reason of their relationship hereunder reach Party may have access to certain information and materials concerning the other Party's business, plans, customers, technology and products that are confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. The terms and conditions of this Agreement shall be confidential information hereunder. Each Party agrees that it will not disclose to any third Party, any such confidential information revealed to it by tile other Party; provided that INNOVA shall be permitted to disclose the terms of this Agreement and the Master Purchase Agreement to the extent reasonably necessary in order to fulfill its disclosure obligations and otherwise pursue its efforts to obtain private or public equality or debt financing. Each Party shall take every reasonable precaution to protect the confidentiality of such information. Upon request by one Party, the other party shall advise whether or not it considers any particular information or materials to be confidential. Neither Party shall publish any technical description of the items developed by the other Party beyond the description published by the other Party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by either Party of any confidential information of tile other Party for a period of rive (5) years.

10.2     Force Majeure.

         Non performance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of supplier, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non performing Party.

10.3     Independent Contractors.

         The relationship of INNOVA and SAT established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

10.4     Governing Law.

         This Agreement shall be governed by the laws of Swiss Federal Code of Obligations.

10.5     Arbitration.

         Any disputes arising out of or in connection with this Agreement shall be finally settled by binding arbitration conducted in Geneva, Switzerland, under the Rules of Conciliation and Arbitration of die International Chamber of Commerce by three arbitrators appointed in accordance with said Rules.

10.6     Entire Agreement.

         This Agreement (including the annexes hereto) sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement shall be effective unless in writing signed by both Parties.

10.7     Assignability and binding effect.

         Either Party's rights and obligations under this Agreement may not be assigned except with tile prior written consent of the other Party. Notwithstanding the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the Parties' successors.

10.8     Notices.

         Any notice required or permitted by this Agreement shall be in writing and shall be sent by registered mail or commercial express delivery service, addressed to the other Party at the address shown at the


                              31/10/96    Page                                11
         beginning of this Agreement or a( such other address for which such Party gives notice hereunder. Such notice shall be deemed to have been given six (6) days after deposit with the mail or express delivery service.

10.9     Severability.

         If any of the terms and conditions of this Agreement shall be or become unenforceable for any cause or reason whatsoever, the ensuing lack of enforceability shall not affect the other provisions hereof and in such event, the Parties hereto shall endeavour to substitute forthwith such other enforceable provisions as will most closely correspond to the legal and economic contents of the said terms and conditions.

10.10    Waivers.

         None of the terms or conditions of this Agreement shall be deemed or construed to have been waived by either of the Parties is unless such waiver is set forth in a written instrument properly signed by such Party.

10.11    Previous agreements.

         Both Parties agree to jointly review the existing agreements between the Parties, in order to determine which ones or portions of should remain in force or could be terminated. The conclusion of such review shall be reduced to writing in the form of an amendment to these agreements, signed by both Parties.

10.12    Interpretation.

         Neither the recitals at the beginning of this Agreement nor the captions to the various provisions hereof shall be relied upon in interpreting this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two (2) original counterparts as of the date first above written.

         For INNOVA CORPORATION                   For SAT (Societe Anonyme
                                                   de Telecommunications)

         By /s/ JEAN FRANCOIS GRENON              By /s/  MARC MATHIEU
            ------------------------                ----------------------------
                 (Signature)                                (Signature)

             JEAN FRANCOIS GRENON                         MARC MATHIEU
            ------------------------                ----------------------------
                 (print name)                               (print name)

                  PRESIDENT                                 EXECUTIVE V.P.
            ------------------------                ----------------------------
                   (title)                                    (title)

10.13    Review Meeting Prior to Innova's IPO

         Both parties agree to jointly review Paragraph 6.7.5 (exercise rights for Conditional Licenses) ninety (90) days prior to Innova's Public Offering of its shares. The conclusion of such review shall be reduced to writing the form of an amendment to these agreements, signed by both parties.

                                     ANNEX I

                              ITEMS TO BE DEVELOPED

                         ALLOCATION OF DEVELOPMENT TASKS

                                AND TIME SCHEDULE


PRODUCTS                       TO BE DEVELOPED BY      TIME SCHEDULE
2x2 and 4x2 Mbit/s
- 23/26/38 GHz                     INNOVA              3rd quarter 1996      (1)
- 15/18 GHz                        INNOVA              4th quarter 1996

- 13 GHz                           INNOVA              1st quarter 1997      (2)

4x2 and 8x2 Mbit/s
15/18/23/26/38 GHz                 INNOVA              4th quarter 1996

- 13 GHz                           INNOVA              1st quarter 1997      (2)

8x2 and 16x2 Mbit/s(l + 1)
- 7/8 GHz QPSK                     SAT                 1st quarter 1997
- 13 GHz QPSK                      SAT                 1st quarter 1997
- 15 GHz QPSK                      SAT                 2nd quarter 1997
- 26 GHz 4-FSK                     SAT/INNOVA          3rd quarter 1997

HITLESS FEATURE
(for 2x2, 4x2 and 8x2 Mbit/s)       SAT                1st quarter 1997

SUPERVISORY SYSTEM                  SAT                3rd quarter 1997 (objective to
                                                       be agreed upon by both Parties after
                                                       technical discussions)

Both parties agree to discuss in the beginning of 1997 the extension of the Product range to other frequency bands, bit rates and modulation schemes. The specifications of Products shall not be expanded unless expressly agreed in writing by both Parties.

(1) according to INNOVA, these developments are complete at the date of signature of this agreement and the products ready for type acceptance by SAT.

(2) SAT reserves the right to develop the 2, 4 and 8x2 Mb/s Product at 13 GHz and will advise INNOVA of its intention by December 1st. If SAT decides to do so, then INNOVA will be released from its obligations concerning the development of products in this frequency blind. Otherwise, the above schedule shall apply.


                              31/10/96    Page                                13

                                     ANNEX 2

                      PRICES AND OTHER TERMS AND CONDITIONS
                     APPLICABLE TO THE PURCHASE OF PRODUCTS

1.       MARKET PRICES AND TRANSFER PRICES

         For each Product, the Transfer Price per link (1+0) shall be obtained by applying to the Market Price stated in the schedule below (which is applicable for only 24 months after the effective date of this Agreement), a discount equal to ***** percent (*****%) except that in no event during such 24-month period shall the Transfer Price of INNOVA developed Products at 2xEl and 4xE I bit rates exceed US $12,000 per link (1+0) as an incentive for SAT to shift front XP3 and STD 10 to XP4 as soon as possible.

         INNOVA Developed Products - excluding antenna and cables -

         -     23, 26. 38 GHz, 2xEI & 4xEI           Market Price          Transfer Price
                                                     ------------          --------------
               Small Qty (i) (1+0)                   US $ 17,500           US $ *****
               Large Qty (i) (1+0)                   US $ 15,000           US $ ***** (ii)

         -     13, 15, 18 GHz, 2xEI & 4.x EI         Market Price          Transfer Price
                                                     ------------          --------------
               Small Qty (i) (1+0)                   US $ 17,500           US $ ***** (iii)

         INNOVA developed Lens Horn Antennas:                              Transfer Price
                                                                           --------------
               23 & 38 GHz, 24 cm                                          US $ *****
               23 & 38 GHz, 34 cm                                          US $ *****

         - For Product providing 4xEI & 8xEI tributaries, Market Price and Transfer Price are ***** higher than those of products providing 2xEI & 4xEI tributaries.

         SAT Developed Products - excluding antenna and cables -

         -     7/8, 13, 15 GHz QPSK 8xEI & 16xEI     Market Price          Transfer Price
                                                     ------------          --------------
               Annual Qty (iv) less than
                 50 links (1+0)                      US $ 36,000           US $ *****
               Annual Qty (iv) greater than
                 50 links (1+0)                      US $ 30,000           US $ *****

Notes

         (i) prices for small or large quantity apply for annual quantities respectively below or above ***** (1+0) links, for any product mix front 13 to 38 GHz, whatever the bit rate. At the beginning of each year, each Party will forecast its annual quantity requirements, which will determine the applicable price for the year.

         (ii) applicable for deliveries after 31st December 1997. For deliveries until 30th June 1997, prices for (small quantity) shall apply for any. quantity. For deliveries front 1st July up to 31st December 1997 a maximum Transfer Price of US $***** shall apply. However, INNOVA shall use commercially reasonable efforts to reduce this Transfer Price before 1st January 1998 if cost reductions enable it.

         (iii) prices for 18 GHz will be the same as 23, 26 or 38 GHz for deliveries after 3 1St of December 1997; 13 and 15 GHz Products will be (licit manufactured by SAT.

         (iv) for any product mix front 7 GHz tip to 15 GHz, whatever the bit rate.


                              31/10/96    Page                                14

2.       Additional terms and conditions of purchase of Products

         (a) Maximum production capacity required to be allocated by INNOVA to SAT:

         For 1997:

                  up to ***** terminals per month in January thru March, up to ***** terminals per month in April thru June, up to ***** terminals per month in July thru September, up to ***** terminals per month in October thru December.

         For 1998 and beyond:

                  *****% of Innova's capacity but in any case not less than ***** terminals per month.

         INNOVA shall have the right to reject purchase orders in whole or in part to the extent that they would exceed INNOVA's maximum required production allocation.

         (b)      Purchase orders

         All orders for Products submitted by the Purchasing Party shall be initiated by written purchase orders sent to the Supplying Party (subject to Section 5.5 of tile Cooperation Agreement); provided, however, that an order may initially be placed by (telecopy if a confirming written purchase order is received by the Supplying Party within fifteen (15) days after and said telecopy order).

         Standard delivery lead time shall be two (2) months after receipt of order. The Supplying Party is required to agree to the standard delivery laid time only for orders placed in compliance with the forecasts described below.

         The Purchasing Party shall therefore submit purchase orders to the Supplying Party at least seventy (70) days prior to the requested delivery date(s). However the Purchasing Party may request and tile Supplying Party may agree to earlier delivery on a case by case basis. The Supplying Party shall notify the Purchasing Party of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within five (5) days after receipt of tile purchase order. The Supplying Party may reject purchase orders only if they are not submitted at least 70 days in advance, not within the amounts forecast, or otherwise not in conformity with the Terms and conditions of this Article.

         The Purchasing Party shall provide the Supplying Party within thirty
         (30) days after start of manufacture of each Product with a first nonbinding forecast showing six (6) months projections for prospective orders for that Product. Thereafter the forecasts shall be revised every month - thus becoming rolling forecasts - to reflect adjustments in the Purchasing Party's projections. In the event that INNOVA cannot manufacture part of SATs forecasts due to capacity constraints, it may in its sole discretion elect to allow SAT to manufacture a mutually agreed quantity of Products.

         Forecasts: SAT will prepare, on a monthly basis, 6 month rolling forecasts of its requirements for Products and, by the 1st of each calendar month, will place firm purchase orders (subject to the change order provisions below) covering the first two (2) months of such forecasts. Such forecasts may be adjusted on a monthly basis, but any adjustments to the forecasts are to be limited in accordance with the following parameters:

         - first two (2) months - +0%-0% firm purchase orders (subject to change order provisions herein)

         - between two (2) and three (3) months before delivery +20, -40% of prior months forecast, forecast only

         - between three (3) and four (4) months before delivery +40%, -60% of prior months forecast, forecast only

         - beyond four (4) months before delivery +100%, -100% of prior months forecast, forecast only


                              31/10/96    Page                                15

         (c) Change orders

         The Purchasing Party may utilize written change orders without penalty for

         1)       orders that have not yet been accepted by the Supplying Party.

         2) orders that have been accepted by the Supplying Party but not yet been shipped, but only under the following circumstances and subject to the following conditions:

         (i) The Purchasing Party may delay delivery for up to three (3) months of any accepted order, provided that the Purchasing Party's change order is received by the Supplying Party at least thirty (30) days before the scheduled delivery date.

         (ii) The Purchasing Party may cancel any order that has been accepted by the Supplying Party, provided that the written change order is received by the Supplying Party at least forty five (45) days before the scheduled delivery date.

         (iii) The Purchasing Party may request reasonable changes in the Product mix and/or quantity in an order that has been accepted by the Supplying Party, provided that the written change order is received by the Supplying Party at least thirty (30) days before the scheduled delivery date and that substantial changes in Product mix and/or quantity are mutually agreed upon.

         (iv) No specific limits on rescheduling or cancellation of orders will be imposed by the Supplying Party to the Purchasing Party if such rescheduling or cancellation has been requested by the Purchasing Party's customer(s) for reasons directly attributable to Supplying Party's negligent performance.

         (d)      Payments

                  Payment of the Transfer Price for the Products shall be made by the Purchasing Party to the Supplying Party in US Dollars by wire transfer, check or other instruments agreed upon by the parties. Save in case of rejection, where provisions of clause (e) below will apply, payment terms shall be sixty (60) days after date of invoice.

                  If the Purchasing Party becomes delinquent in the payment of any invoice beyond its due date, interest shall accrue without prior notice upon the unpaid balance at the rate of one percent (1%) per month from said due date. In addition the Supplying Party reserves the right to retain further deliveries and/or to demand revised payment terms for any further order.

         (e)      Packing

                  Unless otherwise specified by the Purchasing Party, all products delivered pursuant to this Agreement shall be suitably packed for air freight shipment in standard shipping cartons bearing the Purchasing Party's trademark (but not the Supplying Party's), marked for shipment at the Purchasing Party's address set forth above. and delivered to the Purchasing Party "CIP Airport of final destination", at which time title to such Products shall pass to the Purchasing Party.

         (f)      Entry Inspection

                  The Purchasing Party shall inspect the Products upon receipt thereof and may reject any Product that is not accompanied by a set of measurement sheets pertaining to the Product and a certificate warranting compliance with relevant agreed specifications or fails to meet said relevant specifications. Any Product not rejected within thirty (30) days after receipt of that Product by the Purchasing Party ("the Rejection Period") smile be denied accepted. If any Product is shipped by the Purchasing Party to its customer prior to expiration of the Rejection Period, then that Product shall be deemed accepted upon shipment by the Purchasing Party. To reject a


                              31/10/96    Page                                16

                  Product, the Purchasing Party shall, within the Rejection Period, notify the Supplying Party of its rejection and request a Material Return Authorization ("MRA") number. The Supplying Party shall provide the MRA number to the Purchasing Party within five (5) days after receipt of the request. Within five (5) days after receipt of the MRA number, the Purchasing Party shall return to the Supplying Party the rejected Product. As promptly as possible but no later than five (5) days after receipt by the Supplying Party of rejected Products, the Supplying Party shall, at its option and expense, either repair or replace the Products. The Purchasing Party shall pay all shipping charges in connection with the return to the Supplying Party of repaired or rejected Products. The Supplying Party shall pay all shipping charges in connection with the return to the Purchasing Party of repaired or replacement Products. Rejection of a Product shall entitle the Purchasing Party to retain payment of the price of such Product until it is made compliant either through replacement or repair.

         (g)      Delays in delivery

                  In the event that the Supplying Party fails for reasons other than causes of force majeure to deliver "CIP Airport of final destination" each batch of Products or spare parts at the respective dates agreed between the Parties, then the Purchasing Party may claim from the Supplying Party, following a period of grace of fifteen (15) days, liquidated damages equivalent to 0.1% (point one per cent) of the corresponding price of tile delayed batch per day of delay with a maximum of ten percent (10%).

         (h)      Warranty

                  The Products to be supplied hereunder shall be Warranted to be free from defects in materials and workmanship under normal use and service for a period of twenty four (24) months after the date of the "CIP Airport of final destination" delivery, provided always that

         (i) the said warranty shall not extend to natural wear and tear or to any damage arising in consequence of installation and/or operation performed not in accordance with the Supplying Party's procedures and/or instructions or repair to the Products not performed by the Supplying Party.

         (ii) the said warranty shall be applied on a unit by unit basis, excepted in the case of epidemic failures.

         (iii) in case of service affecting epidemic failures tile period of warranty will be extended for all delivered Products of the same type tip to twelve (12) months after correction of the last defect due to said epidemic failures For the purpose of this provision, an epidemic failure is deemed to occur when the failure rate of one type or the Products exceeds seven percent (7%) of the total delivered quantity over any period of six (6) consecutive months.

         (iv) the Purchasing Party shall have notified the Supplying Party of the defects in writing or by telefax promptly after the Purchasing Party was informed of the defects.

                  The defects will be made good at the Supplying Party's expense by repair or replacement at the Supplying Party's option. The Supplying Party shall warrant repaired or replaced items under the same conditions as above, for a period expiring either simultaneously with the initial warranty of the Products or twelve (12) months after installation of such repaired or replaced item, whichever is later. Transportation and insurance costs for defective parts returned to the Supplying Party shall be at the Purchasing Party's charge and transportation and insurance costs for parts replaced or repaired by the Supplying Party shall be at the Supplying Party's charge. The Supplying Party shall complete all warranty services within fourteen (14) days of the Supplying Party's receipt of defective Products from the Purchasing Party. The property in any parts replaced shall revisit in the Supplying Party.


                              31/10/96    Page                                17

                  The foregoing shall constitute the sole warranty and sole remedy of the Purchasing Party and the sole liability of the Supplying Party. The warranty of this article is in lieu of all other warranties, express or implied. Any enlargement of this warranty by the Purchasing Party in dealing with customers shall be for the Purchasing Party's exclusive responsibility unless otherwise agreed between the Parties on a case by case basis.

         (i)      Post warranty provisions

                  All parts and labour required to repair or replace detective parts for the Products returned to the Supplying Party after the warranty period set forth above has expired, shall be charged to the Purchasing Party in accordance with the Supplying Party's prior quotation. The Supplying Party warrants that to the extent items are repaired by the Supplying Party, they shall be free from defects in workmanship and materials tender normal use and service for a period of twelve (12) months to commence Upon the Supplying Party's return shipment to the Purchasing Party. The Purchasing Party shall bear all transportation costs for the Product repaired out of warranty. Repair or replacement service shall be performed within fourteen (14) days of the Supplying Party's receipt of detective Products.

                  The Supplying Party warrants to the Purchasing Party a minimum ten (10) year (or extended period for individually agreed requirements) product support and maintenance service, after the date of the on-site acceptance by the Purchasing Party's customer of each Product.

         (j)      Patent indemnification

                  The Supplying Party will keep the Purchasing Party harmless against any claim of infringement of letters patent, registered design or copyright by the use or sale of any of the Products supplied by the Supplying Party to the Purchasing Party and indemnify all costs and damages which the Purchasing Party may incur in any action for such infringement or for which the Purchasing Party may become liable in any such actions.

                  Provided that this indemnity is conditional on the Purchasing Party giving notice in writing to the Supplying Party of any claim being made or action threatened or brought against the Purchasing Party within a reasonable time or the Purchasing Party becoming aware of such claim or action and refraining from making any admission which might be prejudicial to the Supplying Party and on the Purchasing Party permitting the Supplying Party at the Supplying Party's own expense to conduct any litigation that may elastic and all negotiations for a settlement of the claim.

                  In the event that a final injunction is obtained against the use of infringing Products by the Purchasing Party and/or its customers, the Supplying Party will, at its expense, obtain for the Purchasing Party and/or its customers the right to continue using said Products, replace or modify same so that they become non-infringing, or if such remedies are not reasonably available, grant to the Purchasing Party a refined equal to the amount paid by the Purchasing Party to the Supplying Party for the infringing Product.

                  Notwithstanding the provisions of this Section, the Supplying Party assumes no liability for (i) infringements covering completed equipment or any assembly, circuit combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by the Supplying Party or involving any mining or branding applied at the request of the Purchasing Party; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, Unless such modification or servicing was done by the Supplying Party.



                              31/10/96    Page                                18

                                     ANNEX 3

                    TECHNICAL DATA REQUIRED IN THE FRAMEWORK

                            OF MANUFACTURING LICENCES

- Definition files, including:

         *   electrical and mechanical diagrams, schematics and drawings,

         *   bills of materials and components

         *   PCB layouts and manufacturing films,

         * software source and object codes, list of Development tools and source and object code of specific development tools, if any (to the extent such technical data may lawfully be transferred under the terms of applicable licenses).

- Manufacturing files including

         * alignment and test specifications, modules and boards level as well as terminal and system level,

         *   list of alignment and test equipment,

         * definition and manufacturing files (including software source code if any) of specific manufacturing tools or test benches.

Notes:

         1. files shall be supplied both on paper form and electronic format when applicable,

         2. up-dated versions shall be supplied, as soon as available, following each new release of either the definition or the manufacturing file.

         3. Both Parties agree to use all reasonable efforts to assist the other in becoming licensees where required to utilize any technology not owned by the other Party but necessary for the manufacture of Products.


                              31/10/96    Page                                19

                                     ANNEX 4

                      PAYMENTS UNDER MANUFACTURING LICENCES

1.       LUMP SUMS AND ROYALTIES AGREED FOR EACH OF THE
         UNCONDITIONAL/CONDITIONAL LICENSES.

         The amounts and percentages set forth herebelow are based upon the combination of a variety of criteria taken into account by the Parties: the balance between the development efforts allocated to each Party, the marketing significance of each technology to be developed, SAT's assistance to manufacturability of the Products developed by INNOVA, the conditions to be fulfilled precedent to the exercise of Conditional Licenses and the mutual grant back rights on Improvements exchanged between the Parties.

         Lump sums

         a)   INNOVA developed Products
              -------------------------
              2x2 and 4x2 Mbit/s                 13 GHz      US $*****
                                                 15 GHz      US $*****
                                                 18 GHz      US $*****
                                                 23 GHz      US $*****
                                                 26 GHz      US $*****
                                                 38 GHz      US $*****
              4x2 and 8x2 Mbit/s                 13 GHz      US $*****
                                                 15 GHz      US $*****
                                                 18 GHz      US $*****
                                                 23 GHz      US $*****
                                                 26 GHz      US $*****
                                                 38 GHz      US $*****

         b)   SAT developed Products

              8x2 and l6x2 Mbit/s                13 GHz      US $*****
                                                 15 GHz      US $*****
                                                 26 GHz      US $*****

         c)   Hitless Feature

              4x2 and 8x2 Mbit/s                             US $*****

         d)   Supervisory System                             US $*****

ROYALTIES

a)   Products

     The royalty payable for each Product manufactured under license shall be equal to *****% of the Transfer Price then in effect according to Annex 2 (or any revisions thereof) multiplied by the number of Products sold by the Licensed Party after deduction of *****% of the-purchase price paid by the Licensed Party for all subassemblies, components or other parts purchased from the Licensing Party and incorporated in the Products sold by the Licensed Party.


                              31/10/96    Page                                20

         b)   Hitless Feature

              US $ ***** per Product incorporating the function.

         c)   Supervisory System

              US $ ***** for each copy of the software.

2.   Remittance of lump sums and royalties.

     (a)  Due date

          The lump sum specified for each item in paragraph I above shall be payable to the Licensing Party sixty (60) days after receipt by the Licensed Party of the full set of relevant technical data as specified in paragraph 6.3 of the Agreement and Annex 3 thereto.

          Royalties shall accrue from the date of shipment by the Licensed Party to its customers of each item in respect of which royalties apply and shall be payable within sixty (60) days following the end of each calendar half year.

          All payments shall be remitted in US Dollars.

          The Licensed Party may deduct from its payments the withholding taxes payable to its Tax Administration, provided that in respect of all such deductions, the Licensed Party shall promptly furnish the Licensing Party with evidence of such tax remittance to allow the Licensing Party to claim any applicable tax credit against its national (French or US as the case may be) income tax.

     (b)  Reports

          The Licensed Party shall deliver to the Licensing Party half yearly reports showing the nature and quantity of items to which royalties apply which have been shipped by the Licensed Party to its customers during the preceding half year. The first report shall be delivered thirty (30) days after the end of the calendar half year following the date from which the Licensed Party is first authorised under the Agreement to exercise its rights under any of the Licenses granted by the Licensing Party. If no items in respect of which royalties apply have been shipped by the Licensed Party to its customers during the half year covered by the report, the report shall so state.

     (c)  Verifications

          The Licensed Party shall keep records adequate to verify all reports or payments due to the Licensing Party under this Agreement and a certified public accountant acceptable to both Parties shall have access on reasonable notice and at regular business hours to such records to the extent necessary to verify said reports and payments. Such records shall be retained by the Licensed Party and be so made available for inspection at any time for a period equal to the period during which the Licensed Party may exercise its rights under licenses herein granted plus two (2) years, except as to any year for which an audit has been completed and settlement made to the written satisfaction of the Licensing Party. The Licensing Party shall bear all expenses relating to such audit.


                              31/10/96    Page                                21

                                    ANNEX 5

TO BE AGREED LATER


                              31/10/96    Page                                22